 EXHIBIT 3.2

BYLAWS
OF
CATERPILLAR FINANCIAL SERVICES CORPORATION
(Amended as of July 20, 2004)

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. All meetings of the stockholders for any purpose may be held at such place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held on the last Wednesday in April in each year starting in 1982 (or if that date is a legal holiday, then on the first succeeding business day) at 100 N.E. Adams Street, Peoria, Illinois at 2:00 p.m., or at such other time, date or place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each such meeting the stockholders shall elect by a plurality vote a board of directors and may transact any other proper business.

Section 3. Written notice of the annual meeting stating the place, date and time of the meeting shall be given to each stockholder entitled to vote at such meeting at least ten days prior to the meeting.

Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by any member of the board of directors or by any stockholder. Such call shall state the purpose or purposes of the proposed meeting.

Section 5. Written notice of a special meeting stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. The holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period.

Section 10. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken by the written consent of stockholders owning stock having not less than the minimum number of votes which is required to authorize such action at a meeting, provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall be not less than 2 nor more than 5 in number. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Any vacancy in the board of directors caused by any reason which occurs between annual meetings of the stockholders may be filled by another director when such director receives a unanimous appointment by the existing board of directors. Such director may then act at the annual meeting in the place of any absent or disqualified director. Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Nothing herein shall require a vacant director position to be replaced, unless failing to do so would leave the Board with only one director.

Section 3. The business and property of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. The first meeting of each newly elected board of directors shall be held at the same place as, and immediately following, each annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the directors.

Section 6. Regular meetings of the board of directors may be held without notice on such date and at such time and place as shall from time to time be determined by the board.

Section 7. Special meetings of the board may be called by any director on one day’s notice to each director. If the secretary or an assistant secretary shall fail or refuse to give such notice, then the notice may be given by the director making the call. Any such meeting may be held at such place as the board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

Section 8. At all meetings of the board one-third of the total number of directors, unless the total number of directors is two, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If the total number of directors is two, then both directors, or their duly appointed attorneys, must be present for the board to act. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Any action required or permitted to be taken at a meeting of the directors of this corporation may be taken without a meeting and without notice or waiver thereof if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action taken or to be taken, shall be signed by all of the directors entitled to vote at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the directors’ meetings and shall have the same effect as a unanimous vote of the directors and may be stated as such in any document required or permitted to be filed with the Secretary of State and in any certificate or document prepared or certified by any officer of the corporation for any purpose.

Section 10. Members of the board may participate in a meeting of the board by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 11. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 12. Any director may resign at any time by giving notice to the board. Any such resignation shall take effect at the time specified therein or upon acceptance of the stockholders.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificates of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as otherwise provided by statute, notice of any meeting shall be deemed waived by any director present at such meeting or by any stockholder present in person or represented by proxy at such meeting.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose one or more executive vice presidents, one or more vice presidents, a controller and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person, except the office of president, unless the certificate of incorporation otherwise provide. No officer need be a member of the board of directors.

Section 2. All officers shall be elected by the board of directors at its annual meeting. Each officer shall serve at the pleasure of the board until such officer’s resignation or removal. The board of directors may elect such officers as it may deem desirable at any properly constituted meeting of the board of directors. Newly created offices, including offices resulting from restructure, resignation or removal, may be filled by a quorum of the directors then in office.

Section 3. The board of directors may choose such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The directors may require any such officers and other employees of the corporation to be bonded as they deem necessary for the protection of the corporation.

Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer chosen by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, either with or without cause. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the president, or in the event of his inability to act, any executive vice president (or if there is no executive vice president able to act, any vice president) shall perform the duties and exercise the powers of the president.

Section 6. The executive vice president(s) and the vice president(s) shall perform such duties and have such powers as the board of directors or the president may prescribe.

Section 7. The secretary shall attend all meetings of the board of directors and of the stockholders and record the proceedings thereof in a book kept for that purpose; shall give, or cause to be given, notice of meetings of stockholders and special meetings of the board of directors; and shall perform such other duties and have such other powers as may be prescribed by the board of directors or the president. He or she shall have custody of the corporate seal of the corporation and any subsidiaries of the corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, to attest it by his or her signature. Each other officer shall also have authority to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 8. Each assistant secretary may, in the absence of the secretary or in the event of his or her inability to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors, the president or the secretary may prescribe.

Section 9. The treasurer shall have custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements; and shall perform such other duties and have such other powers as may be prescribed by the board of directors or the president.

Section 10. Each assistant treasurer may, in the absence of the treasurer or in the event of his inability to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors, the president or the treasurer may prescribe.

Section 11. The controller shall be the principal accounting officer of the corporation and shall be responsible for certain duties in relation to the fiscal affairs of the company, principally to examine and audit the accounts, to keep records, and report the financial condition of the company. The controller shall also perform such other duties and have such other powers as may be prescribed by the board of directors or the president.

ARTICLE VI

GENERAL PROVISIONS

Section 1. The fiscal year of the corporation shall end on the last day of December of each year.

Section 2. The corporate seal shall have inscribed thereon the name of the corporation, the year of incorporation, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. These bylaws may be amended or new bylaws may be adopted by the board of directors at any regular or special meeting without prior notice of intent to take such action.